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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 20, 2000, relating to the consolidated financial statements and consolidated financial statement schedule, which appears in Lucent Technologies' Annual Report on Form 10-K/A, filed on June 13, 2001, for the year ended September 30, 2000.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
June 29, 2001